                                                                    Exhibit 23.1
                                                                    ------------


                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Pure Resources, Inc.

We consent to the use of (i) our report dated February 14, 2001, except for Note 20 in so far as it relates to December 31, 2000 and the year then ended which is dated September 12, 2001, with respect to the consolidated financial statements and schedules of Pure Resources, Inc. as of December 31, 2000 included in its Current Report (Form 8-K) filed with the Securities and Exchange Commission on September 14, 2001 and our report as included in its Annual Report on Form 10-K as filed with the Securities and Exchange Commission on March 9, 2001 and as updated by the aforementioned Form 8-K and (ii) our report dated April 4, 2001 relating to the statements of revenue and direct operating expenses of the oil and gas properties acquired by Pure Resources, Inc. for the years ended December 31, 2000, 1999 and 1998 included in its Current Report (Form 8-K) filed with the Securities and Exchange Commission on February 15, 2001 (as amended by an amendment thereto filed on April 16, 2001) and to the reference to our firm under the heading "Experts" in the Registration Statement (Form S-4) and related Prospectus of Pure Resources, Inc. for the registration of $350,000,000 Senior Notes due 2011.


                                                   KPMG LLP


Midland, Texas
September 17, 2001